Exhibit 10.38

Letter Agreement

This Letter Agreement (this “Agreement”) is entered into as of this 23rd day of September, 2019 by and among Global Ship Lease, Inc. (the “Company”), KIA VIII (Newco Marine) Ltd. (“KIA VIII”) and KEP VI (Newco Marine) Ltd. (“KEP VI” and together with KIA VII, “Kelso”).

WHEREAS, Kelso currently holds 250,000 of the Company’s Series C Perpetual Preferred Shares (the “Series C Shares”), representing all of the issued and outstanding Series C Shares of the Company;

WHEREAS, the Certificate of Designation of the Series C Shares (the “Certificate”) provides holders thereof with the right to convert the Series C Shares into a number of the Company’s Class A common shares (the “Common Shares”), in accordance with the formula contained in the Certificate, upon the occurrence of certain events, including on the date when the Company’s 9.875% First Priority Secured Notes due 2022 (the “Notes”) are no longer outstanding; and

WHEREAS, the parties to this Agreement wish to provide for mandatory conversion of the Series C Shares held by Kelso when the Notes are no longer outstanding.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.

Conversion. The Company hereby agrees that it shall promptly deliver notice to Kelso, in accordance with Section 4 herein, at such time as the Notes are no longer outstanding. Within five Business Days of the receipt of such notice from the Company, Kelso hereby agrees to deliver notice to the Company in accordance with the Certificate that Kelso is electing to exercise the option set forth in the second paragraph of Section 6 of the Certificate to convert all of the Series C Shares held by Kelso into Common Shares pursuant to the terms of conversion set forth in the Certificate; provided, however, if the Notes are no longer outstanding and the Company has not provided notice of such to Kelso, nothing herein shall restrict Kelso from exercising its rights to convert the Series C Shares in accordance with the terms of conversion set forth in the Certificate.

2.	Amendment and Waiver. This Agreement may not be amended, changed or supplemented or otherwise modified except by an instrument in writing signed by each of the parties.

3.

Governing Law. This Agreement, and all claims or causes of action that may arise out of or relate to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without respect to its applicable principles of conflicts of laws that might require the application of the laws of another jurisdiction.

4.

Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and be deemed given and received (a) if delivered in person, on the date delivered, (b) if delivered by an express courier, on the second (2nd) business day after mailing and (c) if transmitted by email, on the date sent, in each case, to the parties at the following addresses (or at the other address for a party as is specified to the other party hereto by like notice):

If to Kelso, to:

KIA VIII (Newco Marine) Ltd.

KEP VI (Newco Marine) Ltd.

c/o Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

Attention (email): Henry Mannix (hmannix@Kelso.com) and

        William Woo (wwoo@kelso.com)

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention (email): Michael Civale (Michael.civale@skadden.com)

If to the Company, to:

Global Ship Lease, Inc.

c/o Global Ship Lease Services Ltd.

25 Wilton Road

London SW1V 1LW, United Kingdom

Attention (email): Ian J. Webber (ian.webber@globalshiplease.com)

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention (email): Gary J. Wolfe (wolfe@sewkis.com)

5.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together will constitute one and the same agreement. A signed copy of this Agreement delivered by email, facsimile or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

IN WITESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

KIA VIII (NEWCO MARINE) LTD.

By:	/s/ Howard A. Matlin
Name:	Howard A. Matlin
Title:	Director

KEP VI (NEWCO MARINE) LTD.

By:	/s/ Howard A. Matlin
Name:	Howard A. Matlin
Title:	Director

GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer